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                                                                   EXHIBIT 10.4


                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


           THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of October 7, 2002, by and between Corillian Corporation, an Oregon corporation ("EMPLOYER"), and Alex Hart ("EXECUTIVE") and amends the Employment Agreement between Employer and Executive, dated as of January 23, 2000 (the "Agreement").

                                   WITNESSETH:

           WHEREAS, Employer and Executive desire to amend the Agreement on the terms set forth below.

           NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

        1. AMENDMENTS.

           Section 2 of the Agreement is amended in its entirety to read as follows:

           "Employer and Executive agree that, subject to the provisions of this Agreement, Employer will employ Executive and Executive will serve Employer as President of Employer for the Term (as hereinafter defined). Executive shall also serve Employer as interim Chief Executive Officer until Employer appoints another Chief Executive Officer, which may or may not be Executive. Executive will report to the Board and, if Employer appoints a Chief Executive Officer other than Executive, then Executive shall thereafter report to Employer's Chief Executive Officer. Executive agrees to observe and comply with the reasonable rules and regulations of Employer respecting the performance of Executive's duties and agrees to carry out and perform the reasonable orders, directions and policies of Employer and its Board as they may be, from time to time, stated either orally or in writing. Except as specifically provided otherwise in this Agreement, Executive shall comply with all of the reasonable policies and procedures adopted by Employer (as the same may be amended from time to time by Employer). Executive shall also retain his position as a member of the Board of Directors of Employer."

           Section 6.4(B) of the Agreement is hereby amended in its entirety as follows:

           "Employer may terminate Executive's employment hereunder at any time without cause. Upon a termination of Executive's employment by Employer without cause hereunder, 50% of the then-unvested portion of any and all stock options then held by Executive shall vest immediately (all stock option agreements with Executive are hereby amended to reflect the foregoing to the extent necessary) and Employer shall pay to Executive any Additional Benefits and Base Salary accrued through the date of termination plus one year's Base Salary."

           Section 7 of the Agreement is amended in its entirety as follows:



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           "Executive will be entitled to terminate his employment hereunder at any time upon a Change in Management. "CHANGE IN MANAGEMENT" means Employer removes Executive as acting Chief Executive Officer of Employer (whether by removal of the title "Chief Executive Officer" or a material change in job duties, status or authority) (or its Successor Corporation after a Corporate Transaction [each as defined in Employer's 2000 Stock Incentive Compensation Plan]). If Executive terminates his employment within 90 days of a Change in Management, or if Employer terminates Executive's employment within 90 days of a Change in Management, then 50% of the then-unvested portion of any and all stock options will vest immediately (all stock option agreements with Executive are hereby amended to reflect the foregoing to the extent necessary) and Employer will pay Executive as severance any Additional Benefits and Base Salary accrued through the date of termination plus one year's Base Salary. In such event and at Employer's election (in its sole discretion), Executive's receipt of severance and accelerated vesting will be conditioned upon Executive continuing in his role with Employer (or its Successor Corporation) for a transition period not to exceed 90 days after termination. Executive's compensation and benefits during such period will remain the same as immediately before such period. After the conclusion of such period, if any, Executive will be free to pursue alternative employment."

        2. GENERAL.

           Except as expressly set forth above, all other terms and conditions of the Agreement remain in full force and effect and are not modified in any manner by this Amendment. This Amendment is incorporated into and made a part of the Agreement.


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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     "EMPLOYER"

                                     CORILLIAN CORPORATION


                                     BY:
                                        ---------------------------------------

                                     ITS:
                                         --------------------------------------

                                     "EXECUTIVE"

                                     ALEX HART


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